               HILTON HOTELS CORPORATION CORPORATE SERVICES AGREEMENT

          THIS HILTON HOTELS CORPORATION CORPORATE SERVICES
AGREEMENT (this "AGREEMENT"), dated ________, 1998, by and between HILTON HOTELS CORPORATION, a Delaware corporation ("HILTON"), and GAMING CO., INC., a Delaware corporation and wholly owned subsidiary of Hilton ("GAMING CO.").

                                      RECITALS

          WHEREAS, pursuant to a Distribution Agreement dated _______, 1998 (the "DISTRIBUTION AGREEMENT") between Hilton and Gaming Co., Hilton and certain of its subsidiaries (the "RETAINED BUSINESS SUBSIDIARIES") will (i) contribute to Gaming Co. and certain of its subsidiaries that conduct gaming business all of the operations, assets and liabilities of Hilton and the Retained Business Subsidiaries comprising the gaming business and (ii) distribute all of the outstanding shares of Gaming Co.'s common stock to the holders of Hilton's common stock;

          WHEREAS, a condition of the closing of the transactions contemplated by the Distribution Agreement is that Hilton and Gaming Co. enter into, among other things, a corporate services agreement with substantially the same terms and conditions set forth herein;

          WHEREAS, Gaming Co. desires to retain Hilton as described herein, and Hilton desires to render services as described herein for a fee; and

          WHEREAS, the Board of Directors of each of Hilton and Gaming Co. have determined that it is to the benefit and in the best interests of the respective parties and their stockholders to enter into this Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the respective warranties, covenants and agreements set forth below, the parties agree as follows:

                                   AGREEMENT

          1.   DEFINITIONS.

          For purposes of this Agreement, the following capitalized terms shall have the meanings set forth below:

          "ACCOUNTING PERIOD" shall be a one month period.

          "ACTION" shall mean any action, claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

          "CORPORATE SERVICES" shall mean the services described in Exhibit A.

          "DISTRIBUTION" means the distribution to the holders of Hilton's common stock of all the outstanding shares of Gaming Co.'s common stock.

          "DISTRIBUTION DATE" means the date on which the Distribution is effected.

          "INITIAL TERM" shall have the meaning set forth in Section 2.

          "LIABILITIES" shall mean any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

          "PRIME RATE" shall be the rate identified from time to time in the New York edition of the Wall Street Journal as being the prime rate of interest; should such rate be shown as a spread of rates, then the highest such rate shall be utilized.

          "RELATED AGREEMENTS" shall have the meaning described in the Distribution Agreement.

          Any capitalized terms defined in the Distribution Agreement and used herein shall have the meanings ascribed to them in the Distribution Agreement unless otherwise defined herein.

          2. TERM. The initial term of this Agreement (the "INITIAL TERM") shall commence on the Distribution Date and, unless earlier terminated pursuant to this Section 2, shall expire on the date that is 12 months immediately following the Distribution Date. After the Initial Term, unless earlier terminated pursuant to this Section 2, the parties may agree to renew the term of this Agreement for an extended period to be determined by the parties; PROVIDED, HOWEVER, that the term of this Agreement shall not extend past the date that is 18 months immediately following the Distribution Date. Notwithstanding the foregoing, (a) Gaming Co. may terminate this Agreement or any of the services provided by Hilton hereunder at any time for any reason or no reason upon 60 days prior written notice to Hilton and (b) either party may at any time terminate this Agreement in the event of a default (past the expiration of any applicable cure period provided herein) in accordance with the provisions of this Agreement; PROVIDED, HOWEVER, that the availability of such right of termination shall not prejudice such party's right under Section 9 hereof.

          3. SERVICES. Upon 30 days written request from Gaming Co., Hilton shall provide to Gaming Co., to the extent requested in such notice, the types of Corporate Services set forth in Exhibit A. The scope of the services to be provided by Hilton hereunder shall be consistent with the scope of the services being provided by the Retained Business Group to the Gaming Group on the date the Merger Agreement is signed and shall not be expanded. Exhibit A may be amended from time to time as the parties may mutually agree in writing.

          In the event that Hilton is required to retain, outside of the ordinary course of business, outside consultant/contractor assistance to perform any of the services hereunder, Hilton shall first obtain the written consent of Gaming Co. to such retention (which consent may not be unreasonably withheld). Hilton shall not be held responsible for the performance of such consultant/contractor services and Gaming Co. assumes the risk thereof.

          4. COOPERATION. Gaming Co. will provide access to information and its employees necessary for Hilton to provide such Corporate Services. Gaming Co. shall, in a timely manner, take all such actions as may be reasonably necessary or desirable in order to enable or assist Hilton to provide the Corporate Services, including, but not limited to, providing necessary information and specific written authorizations and consents, and Hilton shall be relieved of its obligations hereunder to the extent that Gaming Co.'s failure to take any such action renders performance by Hilton unlawful or impracticable.

          5. FEES AND PAYMENT. Gaming Co. shall pay Hilton for services requested by and rendered to Gaming Co. hereunder as follows:

               a. Fees for the Corporate Services for the Initial Term shall be based on the fair value of such services based on an arm's length negotiation between Hilton and Gaming Co. Fees for work performed by outside consultants/contractors retained by Hilton outside of the ordinary course of business shall be paid directly by Gaming Co. and shall not include any mark-up or margins by Hilton.

               b. Hilton shall invoice Gaming Co. once each month for the services performed during the prior month, other than services provided by consultants/contractors outside of the ordinary course of business, which services will be invoiced directly to Gaming Co. by such consultants/contractors. Payment for all services hereunder, other than services provided by consultants/contractors outside of the ordinary course of business, shall be made by Gaming Co. to Hilton within 30 days of receipt of invoice for payment (with appropriate supporting documentation for any out-of-pocket expenses). Payment for services performed by consultants/contractors outside of the ordinary course of business shall be made promptly by Gaming Co. following Gaming Co.'s receipt of invoices for such services. Any payments not made by Gaming Co. to Hilton when due shall bear interest, computed daily, from the date due to the date of payment based on the annual percentage rate equal to the Prime Rate, as the same may vary from time to time, plus two percentage points.

               c. If at any time during the term of the Agreement, Gaming Co. moves its office location from 3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada, both the availability of certain services and their associated rates may be subject to change. If any additional services are provided by Hilton, other than as set forth in the Exhibit attached hereto, or if the scope or nature of the Corporate Services provided at any time under this Agreement change materially, the parties hereto will negotiate in good faith to set new fees based on the fair value of providing such additional or revised services.

               d. Fees for Corporate Services provided after the Initial Term, if any, shall be mutually agreed upon by the parties.

               e. The parties agree that in the event that any tax or assessment is required to be paid as a result of the provision of services hereunder, other than any income tax (for which the party incurring such expense shall be responsible), Gaming Co. shall be solely responsible for the payment of such tax or assessment.

          6.   DUTY OF CARE.

               a. HILTON'S OBLIGATIONS. All services provided and all obligations hereunder shall be administered in accordance with Hilton's standard policies, procedures and practices in effect as of the date hereof and as may be changed from time to time, or as otherwise specified in accordance with the terms hereof. In so doing, Hilton shall exercise the same care and skill as it exercises in performing like services for itself. In the event Hilton changes its policies, procedures or practices, the Corporate Services performed hereunder may be modified by Hilton to meet such revised policies, procedures and practices provided that Hilton gives Gaming Co. prior written notice of such change and a reasonable opportunity for Gaming Co. to adapt its operations to accommodate such changes or to reject such change. Gaming Co.'s decision whether or not to accept the proposed change must be made on or before the date Hilton implements such change, which date shall be specified in the notice given to Gaming Co. Gaming Co. agrees to pay any charges (i) resulting from Hilton's need to maintain different versions of the same systems, procedures, technologies, or services and (ii) resulting from requirements of third party vendors. Notwithstanding anything to the contrary in this Section 6.a., Hilton's liability for the provision of services hereunder shall be strictly limited, as set forth in Section 9.

          b. GAMING CO.'S OBLIGATIONS. Gaming Co. shall adopt reasonable measures to limit its and Hilton's exposure with respect to any potential losses and damages, including, but not limited to, periodic examination and confirmation of results, provision for identification and correction of errors and omissions, preparation and storage of backup data, virus prevention, security, replacement of lost or mutilated documents, and reconstruction of data.

          7. LIAISON. Hilton shall appoint its Executive Vice President & Chief Financial Officer, Executive Vice President & General Counsel, Senior Vice President & Treasurer and Senior Vice President & Controller (the "HILTON REPRESENTATIVES") and Gaming Co. shall appoint its Executive Vice President & Chief Financial Officer, Executive Vice President & General Counsel, Senior Vice President & Treasurer and Senior Vice President & Controller (the "GAMING CO. REPRESENTATIVES" and, together with the Hilton Representatives, the "REPRESENTATIVES") to facilitate communications and performance under this Agreement. Each party may treat an act of a Representative of the other party as being authorized by such other party without inquiring or ascertaining whether such Representative had authority to so act. Each party shall have the right at any time and from time to time to replace any of its Representatives by giving prior notice in writing to the other party setting forth the name of (i) each Representative to be replaced and (ii) the replacement, and certifying that the replacement Representative is authorized to act for the party giving the notice in all matters relating to this Agreement.

          8.   CONFIDENTIALITY.

               a. Hilton and Gaming Co. agree that all information regarding the Corporate Services provided hereunder (the "CONFIDENTIAL INFORMATION"), including, but not limited to, price, methods of operation and software, shall be maintained in confidence and not be released to any third party for any reason whatsoever, excluding such parties' counsel, agents, auditors or lenders. However, a party may release the Confidential Information to a third party upon the prior approval of the other party (such approval not to be unreasonably withheld, conditioned or delayed), upon court order or as such party in good faith believes, based on the advice of counsel, is required by any rules, regulations or laws. Notwithstanding the previous sentence, in the event that a party becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or otherwise) to disclose any information, such party shall provide the other with prompt prior written notice of such requirement so that the other party may seek a protective order or other appropriate remedy to minimize disclosure of the Confidential Information. In the event that such protective order or other remedy is not obtained, or the other party approves the disclosure, the disclosing party agrees to furnish only that portion of the Confidential Information which the disclosing party in good faith believes, based on the advice of counsel, is legally required and to exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to such information. Each party shall cease use of all Confidential Information which any party has obtained from the other upon the expiration or earlier termination of this Agreement. The provisions of this Section 8 shall survive the expiration or earlier termination of this Agreement

               b. Any Gaming Co. information or other information provided by Gaming Co. to Hilton for use with the Corporate Services provided hereunder and identified in writing as confidential shall remain the exclusive and
     confidential property of Gaming Co.   Specifically, Gaming Co.'s employee
     database and payroll information shall be deemed confidential. Hilton shall treat such information as confidential and will not disclose or otherwise make available any Gaming Co. information to any person other than employees, consultants, or auditors of Hilton with a need-to-know or except as required by court order or as such party in good faith believes, based on the advice of counsel, is required by any rules, regulations or laws. Hilton will instruct its employees who have access to the Gaming Co. information to keep the same confidential by using the same care and discretion that Hilton uses with respect to its own confidential property and trade secrets.

               c. Hilton will continue current security provisions regarding third parties' access to Gaming Co. information. Hilton reserves the right to issue and change regulations and procedures from time to time to improve file security.

               d. Hilton will continue current precautions regarding the loss or alteration of Gaming Co. information. Gaming Co. will, to the extent it deems necessary, keep copies of all source documents delivered to Hilton and will maintain a procedure external to Hilton's systems for the reconstruction of lost or altered Gaming Co. data.

               e. Hilton will, to the extent applicable, retain Gaming Co.'s information in accordance with and to the extent provided by Hilton's then prevailing records retention policies and practices for similar activities. Hilton will, in conformity with its then prevailing records retention policies and practices, dispose of all Gaming Co. information in any manner it deems appropriate unless Gaming Co., prior to such disposal, furnishes to Hilton written instructions for the disposition of such Gaming Co. information, at Gaming Co.'s expense. At Gaming Co.'s request, Hilton will provide Gaming Co., in a standard Hilton format and at Hilton's then standard rates for such format, any and all Gaming Co. information requested.

               f. Hilton's systems used to perform the Corporate Services provided hereunder, including but not limited to the payroll system, are confidential and proprietary to Hilton or third parties. Gaming Co. shall treat these systems and all related procedures as confidential and proprietary to Hilton or its third party vendors and shall be directly bound by and responsible for applicable license and other obligations. Gaming Co. agrees that all software systems, procedures, and related materials provided to Gaming Co. by Hilton for the purposes of this Agreement are for Gaming Co.'s interim, revocable internal use exclusively and only as related to the Corporate Services or any of the underlying systems used to provide Corporate Services hereunder. Gaming Co. may not sell, transfer, assign, or otherwise use the Corporate Services provided hereunder, in whole or in part, for the benefit of any other party. Gaming Co. shall not copy, modify, reverse engineer, or in any way alter these systems without Hilton's express written consent. Title to all software systems used in performing the Corporate Services provided hereunder shall remain in Hilton or its third party vendors.

          9.   WARRANTIES AND LIMITATIONS OF LIABILITY.

               a. HILTON DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE CORPORATE SERVICES PROVIDED HEREUNDER. Hilton will use reasonable efforts to perform the Corporate Services provided hereunder in a professional and workmanlike manner, but the results of the Corporate Services are furnished "as is."

               b. Hilton shall have no liability to any third party in connection with the provision of the Corporate Services in any event, and no liability to Gaming Co. except to the extent (i) the performance of such Corporate Services is in material breach of the standard of care specified in this Agreement or (ii) the performance of such Corporate

     Services is interrupted, delayed or otherwise not available, PROVIDED, HOWEVER, that in each case such liability shall be subject to Sections 9.e. and 13 hereof.

               c. Hilton's sole liability to Gaming Co. for claims, notwithstanding the form of such claims (e.g. contract, negligence or otherwise), arising out of Section 9.b(i). above, shall be, at Gaming Co.'s discretion, to (i) promptly perform again the particular Corporate Service that was previously performed in breach of the standard of care specified in this Agreement, at no additional cost to Gaming Co. or (ii) refund the portion of the fees attributable to the performance of the Corporate Service that was previously performed in breach of the standard of care specified in this Agreement.

               d. Hilton's sole liability to Gaming Co. for claims, notwithstanding the form of such claims (e.g. contract, negligence or otherwise), arising out of Section 9.b(ii). above, shall be to use all reasonable efforts to make the Corporate Services available as promptly as reasonably practicable. Hilton will maintain the same back-up procedures for Gaming Co.'s information that Hilton has for its own similar information.

               e. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, (i) HILTON SHALL NOT BE LIABLE FOR ANY ERRORS, OMISSIONS, DELAYS, OR LOSSES UNLESS CAUSED SOLELY BY ITS CRIMINAL CONDUCT, FRAUD, BAD FAITH OR GROSS NEGLIGENCE AND (ii) HILTON SHALL NOT BE LIABLE FOR INCIDENTAL, INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS OR OTHER ECONOMIC DAMAGES. GAMING CO. AGREES THAT IN NO EVENT SHALL THE TOTAL AGGREGATE LIABILITY OF HILTON FOR ANY AND ALL CLAIMS, LOSSES, OR DAMAGES ARISING UNDER THIS AGREEMENT AND FOR THE CORPORATE SERVICES PERFORMED HEREUNDER EXCEED THE VALUE OF GAMING CO.'S PAYMENT FOR SAID SPECIFIC CORPORATE SERVICE IN DISPUTE OVER ONE ACCOUNTING PERIOD'S TIME.

               f. The foregoing provisions of this Section 9 set forth the full extent of Hilton's liability hereunder (monetary or otherwise) for any claim or action, regardless of the form in which any such claim or action may be asserted against Hilton (e.g. contract, negligence or otherwise).

               g. "Hilton" as used in this Section 9 includes all of Hilton's affiliates, subsidiaries, vendors, service providers, licensors, licensees and properties, and each of such entities' agents, officers, directors, agents, employees, guests, residents, invitees, permitees, heirs, executors, successors and assigns, related persons or entities (the "HILTON INDEMNITEES").

          10. DEFAULT. If either party materially defaults hereunder, the non-defaulting party may terminate this Agreement effective immediately (subject to the cure periods set forth below) upon written notice to the defaulting party. The non-defaulting party shall be entitled to all remedies provided by law or equity (including reasonable attorneys' fees and costs). The following events shall be deemed to be material defaults hereunder:

               a. Failure by any party to make any payment required to be made to the other hereunder or under an agreement related to the provision of Corporate Services, which failure is not remedied within 5 days after receipt of written notice thereof; or

               b. Except as otherwise provided herein, failure by any party substantially to perform in accordance with the terms and conditions of this Agreement or under an agreement related to the provision of Corporate Services, which failure is not remedied within 30 days after receipt of written notice from the other party specifying the nature of such default; or

               c.   (i) Filing of a voluntary bankruptcy petition by any party;
     (ii) filing of an involuntary bankruptcy petition against any party which is not withdrawn within 60 days after filing; (iii) assignment for the benefit of creditors made by any party; or (iv) appointment of a receiver for any party.

          11. LAWS AND GOVERNMENTAL REGULATIONS. Gaming Co. shall be responsible for (a) compliance with all laws and governmental regulations affecting its business and (b) any use it may make of the Corporate Services to assist it in complying with such laws and governmental regulations. While Hilton shall not have any responsibility for Gaming Co.'s compliance with the laws and regulations referred to above, Hilton agrees to use reasonable efforts to cause the Corporate Services to be designed in such manner that they will be able to assist Gaming Co. in complying with its applicable legal and regulatory responsibilities as related to the Corporate Services. In no event, however, will Gaming Co. rely solely on its use of the Corporate Services in complying with any laws and governmental regulations.

          12.  INDEMNIFICATION.
               a. Gaming Co. shall indemnify, defend and hold harmless each Hilton Indemnitee from and against any and all losses, Liabilities, damages and expenses (including, without limitation, the reasonable costs and expenses of investigation and reasonable attorneys' fees and expenses in connection with any or all such investigations or any and all Actions, or threatened Actions) (collectively, "LOSSES") incurred or suffered by such Hilton Indemnitee either (i) as the result of any claim made against such Hilton Indemnitee by any third party arising out of such Hilton Indemnitee's provision of the Corporate Services or (ii) arising out of Gaming Co.'s negligence or malfeasance in connection with its use of the Corporate Services.

               b. The parties hereto are also subject to indemnification provisions in the Distribution Agreement. The indemnification provisions set forth herein are intended to supplement, but not to replace, the indemnification provisions in the Distribution Agreement. To the extent the indemnification provisions set forth herein conflict with those set forth in the Distribution Agreement, those provisions that provide the greatest benefits to the indemnified party shall control.

          13. FORCE MAJEURE. Gaming Co. and Hilton shall incur no liability to each other due to a failure to perform under the terms and conditions of this Agreement resulting from fire, flood, war, strike, lock-out work stoppage or slow-down, labor disturbances, power failure, major equipment breakdowns, construction delays, accident, riots, acts of God, acts of United States' enemies, laws, orders or at the insistence or result of any governmental authority or any other event beyond each other's reasonable control. In addition, Hilton shall not be liable or deemed to be in default for any delay or failure to perform hereunder resulting, directly or indirectly, from any cause beyond Hilton's reasonable control, including limitations upon the availability of communications facilities or failures of Gaming Co. or other communications equipment or failure of Gaming Co. to prepare data properly for use in the Corporate Services.

          14. RELATIONSHIP OF PARTIES. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship of buyer and seller.

          15. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          16. SPECIFIC PERFORMANCE. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable laws, each party waives any objection to the imposition of such relief.

          17. HEADINGS; REFERENCES. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Sections" or "Exhibits" shall be deemed to be references to Sections hereof or Exhibits hereto unless otherwise indicated.

          18. SEVERABILITY; ENFORCEMENT. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any covenant hereunder is too extensive in any respect to permit enforcement of such covenant to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such covenant to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such covenant.

          19. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to Gaming Co., to

                         Gaming Co., Inc.
                         3930 Howard Hughes Parkway
                         4th Floor
                         Las Vegas, Nevada 89109
                         Attn:  General Counsel
                         Telecopy: 702-699-5179

                         with a copy to:

               (b)  if to Hilton, to

                         Hilton Hotels Corporation
                         9336 Civic Center Drive
                         Beverly Hills, CA 90210
                         Attn:  General Counsel
                         Telecopy:  310-205-7677

                         with a copy to:

                         Latham & Watkins
                         1001 Pennsylvania Ave., N.W.
                         Suite 1300
                         Washington, D.C. 20004-2505
                         Attn: Bruce Rosenblum, Esq.
                         Telecopy: 202-637-2201


          20. FURTHER ACTION. Gaming Co. and Hilton each shall cooperate in good faith and take such steps and execute such papers as may be reasonably requested by the other party to implement the terms and provisions of this Agreement.
          21. WAIVER. Gaming Co. and Hilton each agree that the waiver of any default under any term or condition of this Agreement shall not constitute any waiver of any subsequent default or rights herein or nullify the effectiveness of that term or condition. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

          22. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of New York without regard to any applicable conflicts of law.

          23. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, including the Exhibits hereto, and the Distribution Agreement (including any Ancillary Agreements, as such term is defined in the Distribution Agreement) and including the Schedules and Exhibits thereto, constitute the entire understanding between the parties, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter covered by said agreements. To the extent that the terms of this Agreement and similar terms of the Distribution Agreement or any Ancillary Agreement are in conflict, the interpretation given to the conflicting terms of the Distribution Agreement shall govern the interpretation and performance of this Agreement. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          24. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          25. ARBITRATION. The parties hereto agree that any dispute, controversy or disagreement between the parties related to the obligations of the parties under this Agreement in respect of which resolution cannot be reached shall be submitted for mediation and final and binding arbitration in accordance with Section 9.14 of the Distribution Agreement, including Section 9.14(c) thereof regarding the parties' ability to seek specific performance or injunctive relief thereof, and including the attorneys' fees provisions referred to therein.

          26. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                             [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, Hilton and Gaming Co. have caused this Agreement to be signed by their duly authorized officers as of the date first written above.

                                   HILTON HOTELS CORPORATION,
                                   a Delaware corporation


                                   By:
                                       -----------------------------
                                   Its:
                                       -----------------------------

                                   GAMING CO., INC.,
                                   a Delaware corporation

                                   By:
                                       -----------------------------
                                   Its:
                                       -----------------------------

                                     EXHIBIT A


CORPORATE TREASURY SERVICES

Corporate Treasury Services shall include the maintenance of a cash management system consisting of a concentration and controlled disbursement structure (e.g., daily bank balance reporting, cash position settlement, ACH and domestic/international wire transfers, the placement of investments, daily and monthly accrual reporting, review of bank account fee analysis, maintenance of account authorizations/corporate resolutions, debt administration, and the establishment of a commercial paper program).


CORPORATE ACCOUNTING SUPPORT

Corporate Accounting Support shall include maintenance of general ledgers and supporting financial records, preparation of journal entries (to include supporting allocations and computations), monthly and year-end closings, consolidation of Gaming Co. financial information, preparation of monthly financial statements and reports, reconciliation of bank account and general ledger account balances, assistance with external and internal audits, and maintenance of applicable supporting records and documentation.


PAYROLL SERVICES

Payroll Services shall include payment of salaries and wages in accordance with wage authorizations and time and attendance information provided by Gaming Co., depositing of amounts withheld from paychecks with appropriate taxing authorities or other entity, filing of required payroll tax returns and reports, issuance of W-2 forms, submission of required information and contributions to third-party benefit plan record-keepers or plan administrators, and maintenance of applicable supporting records and documentation.


ACCOUNTS PAYABLE SERVICES

Accounts Payable Services shall include issuance of payments to vendors and other parties (including travel agent commissions) in accordance with disbursement instructions received from Gaming Co., maintenance of applicable vendor information, filing of required 1099 and other information returns, and maintenance of applicable supporting records and documentation.


TAX SERVICES

Tax Services shall include preparation of federal and state income tax returns (including determination of estimated tax payments and preparation of any required extension requests), filing of state annual reports, assistance with property tax assessments and appeals, assistance with income, sales and use tax audits as required, and tax consultation services as requested.

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BENEFITS ADMINISTRATION SERVICES

Benefits Administration Services shall include marketing, negotiation, and placement of group insurance programs (including medical, dental, life, and disability coverages), collection and submission of participant and premium information to providers, development of premium allocations, submission of employee demographic information and contributions to 401-k, stock purchase plan, and executive deferred compensation plan record-keepers or administrators, coordination of annual plan discrimination testing, filing of required government reports (to include plan 5500's), approval of employee withdrawals from plans as required, determination of retirement benefits payable under qualified and non-qualified plans, and maintenance of applicable plan accounting and administrative information.


RISK MANAGEMENT SERVICES

Risk Management Services shall include marketing, negotiation and placement of insurance coverages as directed by Gaming Co., assembling historical loss information and renewal information, evaluation and negotiation of proposals, premiums and coverages with brokers and underwriters, review of insurance provisions of proposed contracts, procurement of surety bonds, preparation of reports required by state insurance regulatory agencies, issuance of required insurance certificates, coordination of actuarial reviews of outstanding liabilities, monitoring of claims, development of premium allocation information, retrospective premium adjustments, and maintenance of applicable supporting records and documentation.


CLAIM ADMINISTRATION SERVICES

Claim Administration Services shall include administration of workers compensation and liability claims covered under Gaming Co.'s self-insurance programs, investigation, resolution and settlement of such claims in accordance with guidelines provided by Gaming Co., issuance of payments to providers and employees in accordance with state self-insurance regulations, issuance of payments to indemnity claimants in accordance with settlement agreements, filing of applicable reports with state insurance regulatory agencies, and maintenance of applicable accounting and claim information and documentation.


ARCHITECTURAL AND CONSTRUCTION MANAGEMENT SERVICES

The scope and cost of such services are to be negotiated by Hilton and Gaming Co. and shall be governed by a separate agreement entered into by such parties.


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